UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended

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Matthews International Funds
………………………………………………………………………………………………

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MUTUAL FUND PROXY FACT SHEET FOR: NOMURA PARTNERS FUNDS, INC. THE JAPAN FUND

Special meeting important dates		Special meeting location
Record Date	JUNE 27, 2014	OFFICES OF DAVIS POLK & WARDWELL LLP
Mail Date	JUNE 27, 2014	450 LEXINGTON AVE.
Meeting Date	OCTOBER 2, 2014 @ 2:00 PM EDT	NEW YORK, NEW YORK 10017
Additional information		contact information
Ticker Symbol	SEE PAGE 3	Inbound Line	1-877-536-1556
Cusip Number	SEE PAGE 3	Website	www.nomurapartnersfunds.com

What are shareholders being asked to vote on?

1.	To consider and approve an amendment to the Company’s charter removing the requirement that shareholder approval be obtained for a sale or transfer of all or substantially all of the assets of the Company.

BOARD OF DIRECTORS RECOMMENDATION – FOR

What is happening?

Nomura Asset Management U.S.A. Inc., the investment adviser to The Japan Fund (or the NPF Japan Fund), a series of Nomura Partners Funds, Inc. advised the Board that it plans to exit the U.S. retail open-end mutual fund business. The Board has decided that it would be in the best interests of the shareholders of the NPF Japan Fund to engage in a tax-free reorganization with the Matthews Japan Fund.

Why am I being asked to approve the Charter Amendment?

In order to facilitate the Reorganization, you are being asked to approve the Charter Amendment to the Company’s charter that will allow the Board to authorize the sale or transfer of all or substantially all of the Company’s assets without shareholder approval.

What will happen to my shares if the Charter Amendment is approved & the Reorganization occurs?

Shares of the NPF Japan Fund will, in effect, be exchanged for Shares of the Matthews Japan Fund equal in value to the total value of NPF Japan Fund shares held immediately before the Japan Fund Reorganization. Class A, Class C and Class S shareholders of the NPF Japan Fund, respectively, will receive Investor Class shares of the Matthews Japan Fund. Class I shareholders of the NPF Japan Fund will receive Institutional Class shares of the Matthews Japan Fund.

Will dividends be affected by the Japan Fund Reorganization?

If the Charter Amendment is approved and the Reorganization occurs, the Reorganization will not result in a change in dividend policy. The NPF Japan Fund and the Matthews Japan Fund both generally pay any dividends and other distributions annually.

Will fees & expenses change as a result of the Charter Amendment and the Reorganization?

Yes. Although the investment management fee of the Matthews Japan Fund is higher than the

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investment management fee of the NPF Japan Fund, the Reorganization is expected to result in a reduction in the total operating expenses of the Combined Fund.

What will happen if the Proposal is not approved?

If the Charter Amendment is not approved by shareholders, the Company’s Charter will remain unchanged. Accordingly, it is expected that the Reorganization will not take effect and the NPF Board will need to consider its options, which may include liquidation of the NPF Japan Fund. Liquidation of the NPF Japan Fund may create tax consequences for shareholders and shareholders would incur the transaction costs associated with the liquidation of the NPF Japan Fund’s assets.

Will the investment objectives and investment strategies change as a result of the Reorganization?

The Funds have substantially identical investment objectives and substantially similar investment strategies.

•	Both Funds are classified in the Japan Stock category by Morningstar, Inc., but the NPF Japan Fund’s investment style is classified as large blend (growth & value) and the Matthews Japan Fund’s investment style is classified as large growth.

•	Both Funds invest principally in securities of companies connected to Japan. However, the NPF Japan Fund invests primarily in securities of Japanese issuers and other investments that are tied economically to Japan while the Matthews Japan Fund invests primarily in the common and preferred stocks of companies located in Japan.

What if I do not wish to own shares of the Matthews Japan Fund?

NPF Japan Fund shareholders may redeem their shares at any time before the last business day prior to the Closing Date. After the Closing Date, NPF Japan Fund shareholders may also redeem their shares of the Combined Fund on any day in accordance with the procedures of the Matthews Japan Fund. Such redemptions will be taxable to the shareholder if the shares are held in a taxable account and the shares are redeemed at a gain.

How do the shareholder purchase and redemption procedures of the Funds compare?

Prior to the NPF Funds being closed to purchases in October of 2013, the shareholder purchase and redemption procedures of the Funds were substantially similar. Both Funds could be purchased by check or bank wire and both offer a plan that allows shareholders to automatically purchase shares from their banking accounts on specified dates. Both Funds typically distribute any income they receive annually as dividends to shareholders.

Will there be any repositioning costs for the Combined Fund?

Although there are substantial similarities between the respective investment objectives and investment strategies of the NPF Japan Fund and Matthews Japan Fund, it is expected that up to approximately fifty percent of the securities held by the NPF Japan Fund may be sold after the Japan Fund Reorganization takes place as the Matthews Japan Fund portfolio managers seek to fully align or reposition the portfolio with the Matthews Japan Fund’s investment process.

Who will bear the costs associated with the Charter Amendment and the Reorganization?

The Funds will not pay any of the costs related to the Japan Fund Reorganization and the Charter Amendment other than the Company’s legal expenses and its board meeting expenses, which will be

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paid by the NPF Funds. All other customary fees and expenses in connection with the preparation of the proxy material, the use of a proxy solicitor and the shareholders meeting, will be paid by Matthews International Capital Management.

Can you provide me with additional information on Matthews International Capital Management?

Matthews International Capital Management, LLC is the investment adviser for the Matthews Japan Fund. Taizo Ishida is the lead portfolio manager of the Matthews Japan Fund and is primarily responsible for its day-to-day management. Mr. Ishida is supported by and consults with Kenichi Amaki, co-manager of the Matthews Japan Fund. Following the Japan Fund Reorganization, Matthews will continue to serve as investment adviser of the Combined Fund and Mr. Ishida will continue to serve as the lead portfolio manager and Mr. Amaki will continue to serve as the co-manager to the Combined Fund.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1

CURRENT FUND	CUSIP	CLASS	TICKER	è	NEW FUND	CUSIP	CLASS	TICKER
NPF JAPAN FUND	655362101	A	NPJAX	è	MATTHEWS JAPAN FUND	577130800	INV.	MJFOX
NPF JAPAN FUND	65536220	C	NPJCX	è	MATTHEWS JAPAN FUND	577130800	INV.	MJFOX
NPF JAPAN FUND	471070102	S	SJPNX	è	MATTHEWS JAPAN FUND	577130800	INV.	MJFOX
NPF JAPAN FUND	655362309	I	NPJIX	è	MATTHEWS JAPAN FUND	577130792	INST.	MIJFX

INTERNET:	Access the website listed on your proxy card and follow the on-screen instructions. Have your proxy card available when you access the web page.
TOUCHTONE:	To vote your proxy by phone call the number listed on your proxy card and have the control number found on your proxy card.
MAIL:	Mark, sign, date and mail your proxy card in the postage-paid envelope provided.

Proxy Materials Are Available Online At: www.nomurapartnersfunds.com

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